Digirad Announces Changes to Board Personnel and Composition

Jeffrey E. Eberwein Named Chairman

POWAY, CA -- (Marketwire - February 07, 2013) - Digirad Corporation (NASDAQ: DRAD) announced today R. King Nelson, former Chairman, and Gerhard F. Burbach have tendered their resignations from the Board of Directors after more than a decade of service to the Board and management team at Digirad. Following the resignations, the board made the determination to reduce the size of the board from eight to six members, and Jeffrey E. Eberwein, a board member since April 2012, was appointed Chairman of the Board of Directors, effective immediately.

"On behalf of the shareholders and employees, we extend sincere gratitude to King and Gary for their years of dedicated service to Digirad and for their exceptional counsel over that period of time," said Eberwein. "Their guidance was pivotal as the Company managed its way through a number of difficult external and economic factors."

Nelson, who was Chairman, had been a member of the Board since March 2004. He had also previously been a Director from 2000-2002. Burbach, who is a former President and CEO of Digirad, had been a member of the Board since October 2004.

"In keeping with the continuous focus on shareholder value and corporate governance that was enhanced throughout 2012, we believe that going forward a streamlined board can be more nimble and economically beneficial to the Company while maintaining a broad perspective from management, industry and shareholders," continued Eberwein. "It is noteworthy that the majority of the current directors were either nominated or suggested by the Company's largest shareholders and have taken those board seats within the past year. Needless to say, shareholder value is the top priority as the Company embarks on strategies to move the Company in the right direction."

Eberwein has 20 years of financial sector experience including 16 years in investment management and 4 years in investment banking. He brings to the Chairman role a wealth of Wall Street experience and an intense focus on creating shareholder value. He was a Portfolio Manager for 11 years, most recently at Soros Fund Management and prior to that at Viking Global Investors and Cumberland Associates. In addition, Eberwein currently serves on the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. He earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

About Digirad

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our actions to enhance our corporate governance practices, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact

Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact

Todd Clyde
Chief Executive Officer
858-726-1600